UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ______)

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Sophiris Bio Inc.

(Name of Registrant as Specified In Its Charter)

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Sophiris Bio Inc.

1258 Prospect Street

La Jolla, CA 92037

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 27, 2018

Dear Shareholder:

You are cordially invited to attend the 2018 Annual General Meeting of Shareholders (the “Annual Meeting”) of Sophiris Bio Inc., a British Columbia corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 27, 2018 at 11:00 a.m. local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121 for the following purposes:

1.	To receive the audited financial statements of the Company from the financial year ended December 31, 2017 and accompanying report of the independent registered public accounting firm.

2.	To elect the six director nominees named herein to hold office until the 2019 Annual General Meeting of the Shareholders.

3.	To appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

4.	To conduct any other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 30, 2018. Only shareholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
/s/ Randall E. Woods
Randall E. Woods
Chief Executive Officer and President

La Jolla, California
April 27, 2018

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, sign, date and return the proxy card mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other similar organization and you wish to vote at the Annual Meeting, you must follow the instructions of your intermediary to submit your voting instructions or attend the Annual Meeting in person.

We will be using the U.S. Securities and Exchange Commission Notice and Access model, which allows us to deliver proxy materials via the Internet, as the primary means of furnishing proxy materials. We believe Notice and Access provides shareholders with a convenient method to access the proxy materials and vote while reducing the costs of printing and distributing the proxy materials. We have elected to mail to shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy statement, how to vote via the Internet and how to request a printed set of the proxy materials at no charge. The Notice also contains instructions on how to receive a paper copy of the proxy materials.

The Notice for the Annual Meeting to be held on June 27, 2018: the Proxy Statement and the Annual Report on Form 10-K are available at http://investor.sophirisbio.com/node/5881 and www.sedar.com.

Sophiris Bio Inc.

1258 Prospect Street

La Jolla, California 92037

PROXY STATEMENT

FOR THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be held on June 27, 2018

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Sophiris Bio Inc. (sometimes referred to as “we,” “us,” the “Company” or Sophiris) is soliciting your proxy to vote at the 2018 Annual General Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 17, 2018 to all shareholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 27, 2018.

How do I attend the Annual Meeting?

The meeting will be held on Wednesday, June 27, 2018 at 11:00 am local time at the offices of Cooley LLP located at 4401 Eastgate Mall, San Diego, California 92121. Information on how to vote in person at the Annual Meeting is discussed below.

For directions to the Annual Meeting, please visit the following web address: http://goo.gl/maps/6G7tFuZNgAS2.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 30, 2018 will be entitled to vote at the Annual Meeting. On this record date, there were 30,111,153 common shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on April 30, 2018 your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares by proxy over the Internet or by telephone by following the instructions provided below, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided.

Beneficial Owner: Non-Objecting Beneficial Owner

If, on April 30, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, and you have given your brokerage firm, bank dealer or other similar organization permission to release your name and address to us you are considered a Non-Objecting Beneficial Owner (“NOBO”). The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

Only shareholders of record or their proxyholders are entitled to attend and vote at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. As a NOBO, you may vote using the voting instruction form sent to you by your broker or other agent or, in order to attend the Annual Meeting in person, you need to either request and obtain a valid proxy from your broker or other agent or otherwise give timely notice in writing to the Company, Computershare, or your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder. We urge you to fill out and return voting instruction form sent to you by your broker or other agent to ensure your vote is counted or to take steps to have yourself appointed as proxyholder to attend the Annual Meeting in person.

Beneficial Owner: Objecting Beneficial Owner

If, on April 30, 2018 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, and you have not given your brokerage firm, bank dealer or other similar organization permission to release your name and address to us then you are considered an Objecting Beneficial Owner (“OBO”). As an OBO you are the beneficial owner of shares held in “street name” and certain proxy materials are being forwarded to you by that organization. We are paying the costs of forwarding these materials to you. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

Only shareholders of record or their proxyholders are entitled to attend and vote at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, as an OBO, since you are not the shareholder of record and the Company has no way of verifying that you are a Beneficial Owner, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities laws, so that you are appointed as proxyholder. We urge you to fill out and return voting instruction form sent to you by your broker or other agent to ensure your vote is counted or to take steps to have yourself appointed as proxyholder to attend the Annual Meeting in person.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of six directors, and

•	Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy over the Internet or by telephone by following the instructions provided below, or, if you requested to receive printed proxy materials, you may vote by marking, dating and signing the enclosed proxy card and returning it in the postage-paid envelope provided. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote or withhold your shares from voting as you direct and, if you specify a choice with respect to any matter to be acted upon, your securities will be voted accordingly.

●

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 26, 2018 to be counted.

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To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 26, 2018 to be counted.

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You have the right to appoint a person (who does not need to be a shareholder) to attend the Annual Meeting and act on your behalf other than the persons designated in the accompanying form of proxy. To exercise this right, strike out the printed names of the individuals specified as proxyholders and insert the name of your nominee in the blank space provided or complete another proper form of proxy.

Beneficial Owners: Shares Registered in the Name of Broker or Bank

If you are a Non-Objecting Beneficial Owner or an Objecting Beneficial Owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that organization rather than from Sophiris. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent or otherwise give timely notice in writing to your intermediary, in accordance with applicable securities law. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon where a poll is conducted, you have one vote for each common share you own as of April 30, 2018. At the Annual Meeting, votes will be conducted by show of hands unless a poll is demanded by a shareholder, the Chairman directs a vote or if more than 5% of the votes submitted by proxy or voting instruction form on the matter are “Against” or “Withhold.”

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a Beneficial Owner and do not instruct your broker, bank, or other agent how to vote your shares, or to have yourself appointed as proxyholder to attend the Annual Meeting in person, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may us their discretion to vote “uninstructed” shares held in street name on “routine” matters but lack such discretion with regard to “non-routine” matters. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018 is considered a routine matter and, as such, brokers and other nominees may vote on that proposal in the absence of specific instructions from the beneficial owner. The election of the six director nominees is considered a non-routine matter and brokers and other nominees do not have discretionary authority to vote on this proposal.

What are “broker non-votes”?

A broker non-vote occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for those shares, but indicates on the proxy that it does not have authority to vote those shares on particular proposals because it has not received specific voting instructions from the beneficial owner for those proposals.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you are the shareholder of record and you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all six nominees for director and “For” the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees, Broadridge and Computershare may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but a third party solicitor may be paid a fee if it solicits proxies at the Company’s request. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial shareholders.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•

You may send a timely written notice that you are revoking your proxy to Sophiris Bio Inc. at 1258 Prospect Street, La Jolla, California 92037, Attention: Corporate Secretary or to our registered office at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

•	You may revoke your proxy in any other manner allowed by law.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank in order to change your vote.

How are votes counted?

Votes will be counted by the inspector of election (scrutineer) appointed for the meeting, who will separately count the votes “For,” “Withhold” and broker non-votes with respect to the proposals to elect our nominees for director, and the votes “For” and “Against,” abstentions and, if applicable, broker non-votes, with respect to the appointment of the independent registered public accounting firm.

How many votes are needed to approve each proposal?

•

For the election of directors, the six nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Broker non-votes will have no effect.

•	For the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018, the resolution must receive at least one “For” vote from the holders of shares present and entitled to vote either in person or represented by proxy.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. Under the Company’s Articles, a quorum is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued and outstanding shares entitled to vote at the Annual Meeting. Notwithstanding the quorum provisions of the Company’s Articles, pursuant to the rules of the NASDAQ Stock Market (“NASDAQ”), the Company is required to have a minimum quorum of at least one third of the outstanding shares represented by shareholders present at the Annual Meeting or by proxy. On the record date, there were 30,111,153 shares outstanding and entitled to vote. Thus 10,037,051 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the Securities Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results. We will also file a report on voting results on the System for Electronic Document Analysis and Retrieval (“SEDAR") at www.sedar.com.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2019 Annual Meeting of the Shareholders?

Shareholder proposals should be addressed to Sophiris Bio Inc., Attn: Corporate Secretary, 1258 Prospect Street, La Jolla, CA 92037 or to our registered office, care of Fasken Martineau DuMoulin LLP, Attn: Sophiris Bio Inc., 2900-550 Burrard Street, Vancouver, British Columbia V6C 0A3. To be eligible for inclusion in the proxy materials for the 2019 Annual General Meeting of the Shareholders, a shareholder proposal must be received by the Company by the close of business on March 27, 2019, must be less than 1,000 words in length and must be signed by qualified shareholders of the Company who hold, in aggregate, shares that are equal to (i) at least 1% of the issued and outstanding common shares of the Company by number or (ii) that have a fair market value of more than $2,000.

Direct shareholder nominations must be made in accordance with the provisions governing shareholder proposals under the Business Corporations Act (British Columbia) (the “BCBCA”). To be eligible for consideration for the 2019 Annual General Meeting of the Shareholders, a shareholder nomination must be received by the Company by the close of business on March 27, 2019.

Proposal 1

Election of Directors

Our Board of Directors consists of six directors. There are six nominees for director this year. Directors of the Company are elected at each annual general meeting of the Company and hold office until the next annual general meeting of the Company, unless the office is earlier vacated in accordance with the Articles of the Company or the BCBCA or he or she becomes disqualified to act as a director. Each of the nominees listed below is currently a director of the Company who was previously elected by the shareholders. It is the Company’s policy to invite nominees for directors to attend the annual meeting. Two of our six directors attended the 2017 Annual General Meeting in-person.

Directors are elected by a plurality of the votes of the holders of shares present at the annual general meeting in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of “For” votes will be elected.

The Board of Directors adopted a policy that requires, in an uncontested election of directors, any nominee for election as a director who receives a greater number of votes “Withheld” votes than “For” votes to tender his or her resignation to the Board promptly following the Annual Meeting. The Corporate Governance and Nomination Committee will consider the offer of resignation and make a recommendation to the Board on whether to accept it. In considering whether or not to recommend acceptance of the resignation, the Corporate Governance and Nomination Committee will consider all factors deemed relevant by members of such Committee. The Corporate Governance and Nomination Committee will be expected to recommend acceptance of the resignation except in situations where the relevant factors considered would warrant the applicable director continuing to serve on the Board. The Board will make its final decision and announce it in a news release within 90 days following the Annual Meeting. A director who tenders his resignation pursuant to this policy will not participate in any meeting of the Board or the Corporate Governance and Nomination Committee at which the resignation is considered.

Nominees

The Board of Directors does not contemplate that any of its nominees will be unable to serve as a director. If any vacancies occur in the slate of nominees listed above before the Annual Meeting, then the proxyholders named in the accompanying form of proxy intend to exercise discretionary authority to vote the shares represented by proxy for the election of any other persons as directors.

The Corporate Governance and Nomination Committee has identified and evaluated nominees who have high personal and professional integrity, have demonstrated ability and sound judgment and are effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company’s shareholders.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to recommend that person as a nominee for director, as of the date of this proxy statement.

Name, Place of Residence and Offices Held	Age	Period Served as Director	Number and Type of Securities Held (1)
Dr. Lars Ekman California, USA Chairman and Director	68	November 2010 to present	61,250 stock options
Jim Heppell British Columbia, Canada Director	62	May 2003 to present	14,070 common shares(*) 61,250 stock options
Dr. Allison Hulme California, USA Chief Operating Officer, Head of Research and Development and Director	55	October 2016 to present	541,589 stock options
Dr. John (Jack) Geltosky Pennsylvania, USA Director	72	September 2008 to present	61,250 stock options
Gerald T. Proehl California, USA Director	59	March 2014 to present	10,000 common shares(*) 54,627 stock options
Randall E. Woods California, USA Chief Executive Officer, President and Director	66	October 2012 to present	17,500 common shares(*) 1,149,328 stock options

(1)	Number and type of securities held include securities which the nominee may be deemed to be a beneficial owner.

(*)	Represents beneficial ownership of less than 1% of our outstanding common shares.

Dr. Lars Ekman, Chairman

Dr. Ekman has been our Chairman since September 2012 and prior to that was our Executive Chairman from April 2011 to August 2012. Dr. Ekman has been a member of our Board since November 2010. He served as our President from April 2011 to August 2012. Dr. Ekman also currently serves as an executive partner of Sofinnova, a venture capital fund, a position he has held since April 2008. From January 2001 to December 2007, Dr. Ekman was Executive Vice President and President of Research & Development at Elan Pharmaceuticals, a neuroscience-focused biotechnology company. Prior to joining Elan, Dr. Ekman was Executive Vice President, Research and Development at Schwartz Pharma AG, a biopharmaceutical company, from February 1997 to January 2001. Prior to joining Schwartz, Dr. Ekman served in various senior executive roles at Pharmacia (now Pfizer), a pharmaceutical company, for over 16 years. Dr. Ekman is the Chairman of the Board of Directors of Prothena Biosciences Limited and Amarin Corporation plc. Dr. Ekman serves on the Board of Directors of Spark Therapeutics, Inc. and Ultragenyx Pharmaceutical Inc. Dr. Ekman is a board certified surgeon with a Ph.D. in experimental biology. He obtained his Ph.D. and M.D. from the University of Gothenburg, Sweden. Based on Dr. Ekman’s senior management experience in the biopharmaceutical industry, his scientific background and his knowledge of and perspective on the company, the Board believes Dr. Ekman has the appropriate set of skills to serve on our Board.

Jim Heppell, Director

Mr. Heppell was our founding Chief Executive Officer and President and has served on our Board since May 2003. From July 2005 to December 2014, Mr. Heppell was the President and co-founder of BC Advantage Funds (VCC) Ltd., a venture capital corporation located in British Columbia. Prior to his involvement with BC Advantage Funds, Mr. Heppell was co-founder, Chief Executive Officer and President of Catalyst Corporate Finance Lawyers, a boutique corporate finance law firm representing life science and technology companies. Mr. Heppell serves on the Board of Directors of Emerald Health Therapeutics. Mr. Heppell has a B.Sc. degree in Microbiology and an LL.B. from the University of British Columbia. Based on Mr. Heppell’s experience investing in and building life science companies as well as his experience serving on the boards of other public and private life science companies, the Board believes Mr. Heppell has the appropriate set of skills to serve on our Board.

Dr. Allison Hulme, Chief Operating Officer, Head of Research and Development and Director

Dr. Hulme has been our Chief Operating Officer and Head of Research and Development since April 2011 and a member of our Board since October 2016. Dr. Hulme brings over 20 years of drug development experience to the company. From January 2005 to October 2009, Dr. Hulme served as Executive Vice President of Autoimmune, Tysabri, Global Development and Head of Autoimmune and Tysabri Franchise at Elan Corporation, plc (also known as Elan Pharmaceuticals), a neuroscience-focused biotechnology company. She served as Executive Vice President and head of global development at Elan Pharmaceuticals from October 1995 to January 2005. Previously, Dr. Hulme held several positions in clinical research at Glaxo Wellcome Pharmaceuticals and served as lecturer at Luton University. Dr. Hulme holds a first class honors Degree in Science from Luton University and a Ph.D. from Cranfield Institute of Technology. Based on Dr. Hulme’s extensive experience in drug development, specifically the management of clinical trials, the Board believes Dr. Hulme has the appropriate set of skills to serve on our Board.

Dr. John (Jack) Geltosky, Director

Dr. Geltosky has served on our Board since September 2008. He is currently Managing Director of JEG and Associates, LLC, a business development consultancy firm focused on biotech and pharmaceuticals, a position he has held since September 2011. From October 2007 to September 2011, Dr. Geltosky served as Senior Vice President of Business Development for Arizona Technology Enterprises, the technology transfer arm of Arizona State University. Prior to Arizona Technology Enterprises, Dr. Geltosky was Vice President of External Science, Technology and Licensing at Bristol Myers Squibb, or BMS, a public pharmaceuticals company, where he was responsible for the acquisition and licensing of, as well as coordinating due diligence efforts on, potential in- and out-licensing candidates. Prior to joining BMS, Dr. Geltosky was President and Chief Executive Officer of Message Pharmaceuticals, Inc., a pharmaceutical company. Prior to Message Pharmaceuticals, he was Vice President, Scientific Licensing, Worldwide Business Development at SmithKline Beecham (now GlaxoSmithKline). For 10 years, Dr. Geltosky held roles of increasing responsibility within Johnson & Johnson. Dr. Geltosky began his career as a research scientist at E.I. DuPont. Dr. Geltosky holds a B.S. in chemistry from Memphis State University and a Ph.D. in biochemistry from the California Institute of Technology. Based on Dr. Geltosky’s senior management experience in the biotechnology industry and his scientific background as well as his experience evaluating drug candidates, the Board believes Dr. Geltosky has the appropriate set of skills to serve on our Board.

Gerald T. Proehl, Director

Mr. Proehl has served on our Board since March 2014. He is currently director, President and Chief Executive Officer of Dermata Therapeutics, LLC, a privately held company targeting diseases in dermatology, a position he has held since May 2015. From January 2002, until its acquisition by Salix Pharmaceuticals, in January 2014, Mr. Proehl served as the President, Chief Executive Officer and director of Santarus, Inc. From March 2000 through December 2001, Mr. Proehl was the President and Chief Operating Officer of Santarus. From April 1999 to March 2000, Mr. Proehl served as Vice President, Marketing and Business Development of Santarus. Prior to joining Santarus, Mr. Proehl was with Hoechst Marion Roussel, Inc., a global pharmaceutical company, for 14 years. At Hoechst Marion Roussel, Mr. Proehl served in various capacities in multiple therapeutic areas and was responsible for the marketing of gastrointestinal products Carafate and Pentasa, among products in several other therapeutic areas. Mr. Proehl serves on the Board of Directors of Tenax Therapeutics, Inc. and Ritter Pharmaceuticals, Inc. Mr. Proehl holds a B.S. in education from the State University of New York at Cortland, an M.A. in exercise physiology from Wake Forest University and an M.B.A. from Rockhurst College. Based on Mr. Proehl’s senior management experience in the biopharmaceutical industry and his extensive experience in commercial and business development in the pharmaceutical sector, the Board believes Mr. Proehl has the appropriate set of skills to serve on our Board.

Randall E. Woods, Chief Executive Officer, President and Director

Mr. Woods has been our Chief Executive Officer and President since August 2012 and a member of our Board since October 2012 and brings with him more than 40 years of biotech and pharmaceutical leadership experience. Prior to joining Sophiris, Mr. Woods was serving as a consultant to a number of private biotechnology companies. From September 2007 until September 2011, Mr. Woods was President and Chief Executive Officer of Sequel Pharmaceuticals, a private biotechnology company. Mr. Woods was the President and Chief Executive Officer of NovaCardia, Inc., a pharmaceutical company focused on cardiovascular diseases, until its acquisition by Merck & Co. From May 1996 until July 2003 and prior to NovaCardia, Mr. Woods was President and Chief Executive Officer of Corvas International, Inc., a publicly held biopharmaceutical company focused on cardiovascular disease and cancer, until its acquisition by Dendreon Corporation in July 2003. Before joining Corvas, he served as President of Boehringer Mannheim’s U.S. pharmaceutical operations from March 1994 until March 1996 and was Vice President of Marketing and Sales at Boehringer Mannheim from December 1993 to February 1994. Prior to that he spent 20 years at Eli Lilly & Company in various sales and marketing positions from 1973 to December 1993. Mr. Woods is a past Chairman for the advisory board of UC San Diego’s Sulpizio Family Cardiovascular Center and is a past Chairman of the Board of Directors for BIOCOM, a life science industry association in Southern California. Mr. Woods serves on the Board of Directors of Arena Pharmaceuticals. He received his B.S. in biology and chemistry from Ball State University and an M.B.A. in marketing from Western Michigan University. Based on Mr. Woods’ expertise and extensive experience in biotechnology and service as our Chief Executive Officer and President, the Board believes Mr. Woods has the appropriate set of skills to serve on our Board.

The Board of Directors Recommends a Vote “FOR” Each Nominee

Information Regarding the Board of Directors and Corporate Governance

Board Composition

Our business and affairs are organized under the direction of our Board, which currently consists of six members. The primary responsibilities of our Board are:

•

the adoption of a strategic planning process and the approval and review, at least annually, of our strategic business plan proposed by management, including a statement of vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate;

•	the identification of the principal risks of our business and overseeing the implementation of appropriate systems to manage these risks;

•	succession planning, including appointing, training and monitoring senior management and, in particular, the Chief Executive Officer;

•	overseeing the integrity of members of management and a culture of integrity throughout the company; and

•	overseeing the development and application of our internal control and management information systems.

Independence of the Board of Directors

As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that four of our six directors, Drs. Ekman and Geltosky and Messrs. Heppell and Proehl, are independent directors, as defined by Rule 5605(a)(2) of the NASDAQ Listing Rules.

Board Leadership Structure

Our Board has an independent Chairman, Lars Ekman. Our Board believes that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Board believes that having an independent Chairman of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its shareholders. As a result, the Company believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Our Board believes that Dr. Ekman’s history as our former President and his tenure as a director make him well suited for the role of Chairman of the Board. Because of his experience with our Company, Dr. Ekman possesses a detailed knowledge of our business and strategy and he is able to efficiently communicate and oversee the implementation of feedback from the Board to members of the management team. In addition, our Board believes that Dr. Ekman possesses the leadership skills and integrity that are appropriate to be Chairman of the Board, and he is able to effectively moderate the Board’s discussions and build a consensus among different points of view. On a regular basis, the independent directors are given an opportunity to meet privately and, at a minimum, the Board meets quarterly without the presence of employee-directors.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Corporate Governance and Nomination Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

The Board met six times during the last fiscal year, four times in executive session. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served with the exception of Dr. Ekman who attended 50% of the Audit Committee meetings and did not attend the one Corporate Governance and Nomination Committee meeting during 2017.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nomination Committee. The following table provides Committee membership at December 31, 2017 and meeting information for 2017 for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nomination
Lars Ekman, Ph.D., M.D.	X		X
John (Jack) Geltosky, Ph.D.	X	X*
Jim Heppell		X	X*
Gerald T. Proehl	X*	X	X
Total meetings in 2017	4	1	1

*	Committee Chairperson

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee currently consists of Mr. Proehl (chair) and Drs. Ekman and Geltosky. Our Board has determined that each of Mr. Proehl and Drs. Ekman and Geltosky are independent directors under NASDAQ Listing Rules and under Rule 10A-3 under the Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our audit committee can read and understand fundamental financial statements in accordance with NASDAQ audit committee requirements and is financially literate, as required by Canadian securities laws. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The functions of the Audit Committee, as set out in a written charter adopted by our Board, include:

•

recommending the following to the Board: (i) the independent registered public accounting firm to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the company; and (ii) the compensation of the independent registered public accounting firm;

•

overseeing the work of the independent registered public accounting firm engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the company, including the resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting;

•

pre-approving all non-audit services to be provided to the company or its subsidiary entities by our independent registered public accounting firm in accordance with the pre-approval process noted below;

•

reviewing our financial statements, management’s discussion and analysis of financial condition and results of operations and annual and quarterly earnings press releases before the Company publicly discloses this information;

•

ensuring that adequate procedures are in place for the review of our public disclosure of financial information extracted or derived from our financial statements, and periodically assessing the adequacy of those procedures;

•

establishing procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable account or auditing matters; and

•	reviewing and approving our hiring policies regarding partners, employees and former partners and employees of the present and former independent registered public accounting firm of the Company.

Our Board has determined that Mr. Proehl qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NASDAQ Listing Rules. In making this determination, our Board has considered formal education and the nature and scope of experience that Mr. Proehl previously had with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

Our Board has adopted a written charter for the Audit Committee that is available on our website at http://investor.sophirisbio.com/node/5836.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

        The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee's functions are more fully described in its charter, which is available on our website at http://investor.sophirisbio.com/node/5836. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Sophiris' audited financial statements as of and for the year ended December 31, 2017.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company's independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with PwC that firm’s independence from the Company. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP's audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee also has recommended to the Board that PricewaterhouseCoopers LLP be engaged as our independent registered public accounting firm for the fiscal year ended December 31, 2018. Shareholders are being asked to reappoint PricewaterhouseCoopers LLP at the Annual Meeting.

Audit Committee Gerald T. Proehl, Chairman Lars Ekman, Ph.D., M.D. John (Jack) Geltosky, Ph.D.

(1)

The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of Sophiris under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Dr. Geltosky (chair) and Messrs. Heppell and Proehl. Our Board has determined that each of Dr. Geltosky and Messrs. Heppell and Proehl are independent under the NASDAQ Listing Rules and Canadian securities laws, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The functions of the Compensation Committee, as set forth in the committee’s written charter adopted by our Board, include:

•	establishing and monitoring our long-range plans and programs for attracting, retaining, developing and motivating employees;

•	reviewing recommendations for the appointment of persons to senior executive positions;

•

considering terms of employment and matters of compensation, including assessing the achievement of corporate as well as individual objectives for the purpose of calculating annual cash bonuses and recommending awards under our incentive stock option plan for the Chief Executive Officer and senior executive officers;

•

reviewing and approving all employment agreements, separation and severance agreements and other compensatory contracts, arrangements, prerequisites and payments for senior executive officers to ensure such agreements are consistent with our general compensation goals; and

•	periodically reviewing our incentive-compensation and equity-based plans and making recommendations to the Board regarding such plans.

Our Board has adopted a written charter for the Compensation Committee that is available on our website at http://investor.sophirisbio.com/node/5836.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, the Compensation Committee did not independently engage an outside compensation consultant. During the year ended December 31, 2017, the Company engaged Frederic W. Cook, an outside compensation consulting firm, to review the Company’s non-employee director compensation program and to conduct a competitive assessment for such program using the same peer group of companies previously used to assess executive compensation for the fiscal year ended December 31, 2016. Frederic W. Cook also reviewed the Company’s annual performance-based bonus program for the Company’s executives. The assessment completed by Frederic W. Cook was presented to the Board in conjunction with the Compensation Committee’s annual review of the Company’s compensation policies. Frederic W. Cook ultimately developed recommendations that were presented to the Board for its consideration and following an active dialogue with Frederic W. Cook, the Board approved the recommendations.

The Compensation Committee received information from Frederic W. Cook about potential conflicts of interest and has analyzed whether the work of Frederic W. Cook as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Frederic W. Cook; (ii) the amount of fees from the Company paid to Frederic W. Cook as a percentage of its total revenue; (iii) Frederic W. Cook's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Frederic W. Cook or the individual compensation advisors employed by Frederic W. Cook with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the individual compensation advisors employed by Frederic W. Cook. Based on these factors, the Compensation Committee determined that there were no conflicts of interest with respect to Frederic W. Cook providing services to the Compensation Committee.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held around the end of each fiscal year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, executive share ownership information, company share performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation

We have established a Compensation Committee, which has and will make decisions relating to compensation of our executive officers. None of our current or former executive officers serves as a member of the Compensation Committee. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance and Nomination Committee

Our Corporate Governance and Nomination Committee currently consists of Messrs. Heppell (chair) and Proehl and Dr. Ekman. Our Board has determined that each of Messrs. Heppell and Proehl and Dr. Ekman are independent under the NASDAQ Listing Rules and Canadian securities laws, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Code.

The functions of the Corporate Governance and Nomination Committee, as set forth in the committee’s written charter adopted by our Board, include, among other things:

•	nominating a balanced mix of Board members with appropriate experience and expertise who will best serve the interests of the company and enhance shareholder value;

•	reviewing director candidates properly submitted by the Company’s shareholders;

•	reviewing and evaluating the Board’s committee structure and recommending to the Board for its approval directors qualified to serve as members of each committee;

•	regularly reviewing issues and developments related to corporate governance;

•	reviewing succession planning;

•	assessing the performance of the Board, all committees thereof and individual directors; and

•	ensuring that the company’s policies on continuous disclosure and communications with analysts are updated as required and are provided to all new directors and senior officers.

The Corporate Governance and Nomination Committee will consider director candidates recommended by shareholders. Candidates recommended by the Company’s shareholders shall be evaluated in the same manner as all other director nominees. Ultimately, the Corporate Governance and Nomination Committee will select the most qualified candidates and make its recommendations to the full Board, who will formally decide whether to nominate the recommended candidates for election or appointment to the Board.

Shareholders may recommend nominees for consideration by the Corporate Governance and Nomination Committee by submitting the names and supporting information as specified below to:

Chair of the Corporate Governance and Nomination Committee
Sophiris Bio Inc.

1258 Prospect Street
La Jolla, California 92037

Submissions with respect to recommended nominees for director should include a current résumé and curriculum vitae of the candidate, a statement describing the candidate’s relevant qualifications, including any specific public company experience within the Company’s industry, and contact information for the nominee and the nominee’s personal and professional references. The submission should also include the name and address of the shareholder who is submitting the nominee for consideration, the number of shares of the Company which are owned, directly or indirectly, and/or controlled by the submitting shareholder (and the name of the registered holder of such shares, if the submitting shareholder is not a registered holder), a description of any arrangement or understanding between the submitting shareholder and the nominee and a description of any known or potential conflicts of interest or related party transactions that may be exist as between the Company and either the nominee or the shareholder submitting the nominee for consideration.

Our Board has adopted a written charter for the Corporate Governance and Nomination Committee that is available on our website at http://investor.sophirisbio.com/node/5836.

Other Matters Regarding the Board of Directors and Corporate Governance

Shareholder Communications with the Board of Directors

The Company’s Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Sophiris Bio Inc. at 1258 Prospect Street, La Jolla, California 92037, Attention: Corporate Secretary. Each communication must set forth: the name and address of the Company shareholder on whose behalf the communication is sent; and, the number of Company shares that are owned beneficially by such shareholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. A copy of the Code of Business Conduct and Ethics is available on our website at http://investor.sophirisbio.com/node/5836. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Corporate Cease Trade Orders or Bankruptcies

During the ten years preceding the date of this proxy statement, no nominee for director of the Company is currently or has been:

(a)	a director, chief executive officer or chief financial officer of any company that:

(i)

was the subject of a cease trade, an order similar to a cease trade order or an order that denied such company access to any exemption under securities legislation that was in effect for a period of more than thirty consecutive days (an “Order”) while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

(ii)

was subject to such an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer in the company that was the subject of the Order and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)

a director or executive officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that company.

Individual Bankruptcies

During the ten years preceding the date of this proxy statement, no nominee for director of the Company has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties and Sanctions

None of the proposed nominees for election as a director of the Company has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, has entered into a settlement agreement with any securities regulatory authority or has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for the proposed director.

Disclosure of Corporate Governance Practices

National Instrument 58-101 Disclosure of Corporate Governance Practices requires companies to disclose the corporate governance practices that they have adopted. A description of the corporate governance practices adopted by the Company is set out in the attached Appendix “A”.

Proposal 2

Appointment of Independent Registered Public Accounting Firm

The Audit Committee and the Board have recommended that PricewaterhouseCoopers LLP be reappointed as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2013. BCBCA requires the shareholders of the Company to appoint the Independent Registered Public Accounting Firm for the Company.

The Board of Directors Recommends a Vote “FOR” Proposal 2.

Principal Accountant Fees and Services

PricewaterhouseCoopers LLP was first appointed as the independent registered public accounting firm of the Company for our financial statement audit for the year ended December 31, 2012, effective January 10, 2013, in connection with the relocation of the head office of the Company to La Jolla, California.

The following is a summary of the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for 2017 and 2016. All fees described below were pre-approved by the Audit Committee.

	For the Years Ended December 31,
	2017	2016
	(in thousands)
Audit Fees(1)	$428	$576
Tax Fees	-	-
Total Fees	$428	$576

(1)

Audit fees consist of fees billed for professional services by PricewaterhouseCoopers LLP for audit and quarterly reviews of our financial statements. Audit fees also include fees for services associated with periodic reports and other documents filed with the SEC, such as fees related to our S-3 and S-8 registration statements, including documents issued in connection with those filings such as consents and comfort letters.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has not adopted a formal written policy for the pre-approval of audit and non-audit services, but generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may also be given by Mr. Proehl, the Chair of the Audit Committee who has been delegated pre-approval authority by the Audit Committee, but the pre-approval decision must be communicated to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position(s)
Randall E. Woods	66	Chief Executive Officer, President and Director
Allison Hulme, Ph.D.	55	Chief Operating Officer and Head of Research and Development and Director
Peter T. Slover	43	Chief Financial Officer

Randall E. Woods, Chief Executive Officer, President and Director

Mr. Woods has been our Chief Executive Officer and President since August 2012 and a member of our Board since October 2012 and brings with him more than 40 years of biotech and pharmaceutical leadership experience. Prior to joining Sophiris, Mr. Woods was serving as a consultant to a number of private biotechnology companies. From September 2007 until September 2011, Mr. Woods was President and Chief Executive Officer of Sequel Pharmaceuticals, a private biotechnology company. Mr. Woods was the President and Chief Executive Officer of NovaCardia, Inc., a pharmaceutical company focused on cardiovascular diseases, until its acquisition by Merck & Co. From May 1996 until July 2003 and prior to NovaCardia, Mr. Woods was President and Chief Executive Officer of Corvas International, Inc., a publicly held biopharmaceutical company focused on cardiovascular disease and cancer, until its acquisition by Dendreon Corporation in July 2003. Before joining Corvas, he served as President of Boehringer Mannheim’s U.S. pharmaceutical operations from March 1994 until March 1996 and was Vice President of Marketing and Sales at Boehringer Mannheim from December 1993 to February 1994. Prior to that he spent 20 years at Eli Lilly & Company in various sales and marketing positions from 1973 to December 1993. Mr. Woods is a past Chairman for the advisory board of UC San Diego’s Sulpizio Family Cardiovascular Center and is a past Chairman of the Board of Directors for BIOCOM, a life science industry association in Southern California. Mr. Woods serves on the Board of Directors of Arena Pharmaceuticals. He received his B.S. in biology and chemistry from Ball State University and an M.B.A. in marketing from Western Michigan University.

Dr. Allison Hulme, Chief Operating Officer, Head of Research and Development and Director

Dr. Hulme has been our Chief Operating Officer and Head of Research and Development since April 2011 and a member of our Board since October 2016. Dr. Hulme brings over 20 years of drug development experience to the company. From January 2005 to October 2009, Dr. Hulme served as Executive Vice President of Autoimmune, Tysabri, Global Development and Head of Autoimmune and Tysabri Franchise at Elan Corporation, plc (also known as Elan Pharmaceuticals), a neuroscience-focused biotechnology company. She served as Executive Vice President and head of global development at Elan Pharmaceuticals from October 1995 to January 2005. Previously, Dr. Hulme held several positions in clinical research at Glaxo Wellcome Pharmaceuticals and served as lecturer at Luton University. Dr. Hulme holds a first class honors Degree in Science from Luton University and a Ph.D. from Cranfield Institute of Technology.

Peter T. Slover, Chief Financial Officer

Mr. Slover has been our Chief Financial Officer since January 2013. He served as our Head of Finance and Principal Accounting Officer from April 2012 to January 2013. From April 2004 to April 2012, Mr. Slover held a variety of significant management positions at Anadys Pharmaceuticals, Inc., a public biotechnology company, including Vice President, Finance and Operations, a position that he held from July 2009 to April 2012, Senior Director, Finance and Corporate Controller, Senior Manager, Financial Reporting and Internal Controls and Manager of Financial Reporting. Prior to joining Anadys, Mr. Slover was an auditor at KPMG LLP, where he spent seven years in public accounting. Mr. Slover is a Certified Public Accountant in the State of California. He received a B.S. in Business Administration from Shippensburg University.

EXECUTIVE AND DIRECTOR COMPENSATION

Our principal executive officer and our next two highest compensated executive officers other than the principal executive officer for the year ended December 31, 2017 (the “named executive officers”) are:

•	Randall E. Woods, our Chief Executive Officer and President

•	Dr. Allison Hulme, our Chief Operating Officer and Head of Research and Development

•	Peter T. Slover, our Chief Financial Officer

Summary Compensation Table

The following table sets forth total compensation awarded to, earned by or paid to our named executive officers for the last two completed fiscal years:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total Compensation ($)
Randall E. Woods	2017	500,000	—	170,105	225,000	23,206(4)	918,311
Chief Executive Officer and President	2016	478,344	127,713	1,013,891	310,924	23,104(5)	1,953,976
Allison Hulme, Ph.D.	2017	415,000	—	12,601	186,750	93,673(6)	708,024
Chief Operating Officer and Head of Research and Development	2016	371,421	99,166	567,051	241,424	108,331(7)	1,387,403
Peter T. Slover	2017	332,025	—	20,111	149,411	14,504(8)	516,051
Chief Financial Officer	2016	322,355	86,066	446,032	209,530	13,863(9)	1,077,846

(1)	Amounts shown represent retention bonuses earned for the 2016 fiscal year. The retention bonuses were paid in the first quarter of 2017.
(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the applicable fiscal year computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” (“ASC 718”) and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2017. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common shares underlying such stock options.

(3)

Amounts shown represent performance bonuses earned for the applicable fiscal year. The performance bonuses for 2017 were paid in the first quarter of 2018. The performance bonuses for 2016 were paid in the first quarter of 2017.

(4)

Includes: (i) $10,800 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of the Company paid premiums of $2,348 for life, accidental death and dismemberment and long-term disability insurance and (iii) $10,058 as the benefit of group term life insurance in excess of Internal Revenue Service limits.

(5)

Includes: (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of the Company paid premiums of $2,446 for life, accidental death and dismemberment and long-term disability insurance and (iii) $10,058 as the benefit of group term life insurance in excess of Internal Revenue Service limits.

(6)

Includes reimbursed commuting costs for Dr. Hulme’s travel from her residence to San Diego. Includes reasonable expenses for temporary housing, airfare and car service while Dr. Hulme is living in San Diego. All commuting reimbursement amounts are grossed up for applicable federal and state taxes. The table below outlines the costs reimbursed and related tax gross-ups during 2017:

Type of Expenses Reimbursed	Expense	Gross-up on Reimbursed Expense	Total
Temporary Housing	$44,400	$26,731	$71,131
Airfare	3,582	2,157	5,739
Car Service	762	458	1,220
Total			$78,090

Also included as a component of other compensation is (i) $10,800 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of company paid premiums of $2,961 for life, accidental death and dismemberment and long-term disability insurance and (iii) $1,822 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.
(7)

Includes reimbursed commuting costs for Dr. Hulme’s travel from her residence to San Diego. Includes reasonable expenses for temporary housing, airfare and car service while Dr. Hulme is living in San Diego. All commuting reimbursement amounts are grossed up for applicable federal and state taxes. The table below outlines the costs reimbursed and related tax gross-ups during 2016:

Type of Expenses Reimbursed	Expense	Gross-up on Reimbursed Expense	Total
Temporary Housing	$44,400	$28,971	$73,371
Airfare	8,067	5,062	13,129
Car Service	4,206	2,639	6,845
Total			$93,345

Also included as a component of other compensation is (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of company paid premiums of $2,564 for life, accidental death and dismemberment and long-term disability insurance and (iii) $1,822 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.
(8)

Includes: (i) $10,800 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of Company paid premiums of $2,912 for life, accidental death and dismemberment and long-term disability insurance and (iii) $792 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.

(9)

Includes: (i) $10,600 of matching contributions paid under the terms of our 401(k) plan, (ii) the value of Company paid premiums of $2,512 for life, accidental death and dismemberment and long-term disability insurance and (iii) $751 as the benefit of group term life insurance in excess of Internal Revenue Service Limits.

 Annual Base Salary

The Compensation Committee approved the following 2017 and 2016 base salaries for our named executive officers, which became effective on January 1st of each fiscal year:

Name	Fiscal 2017 Base Salary ($)	Fiscal 2016 Base Salary ($)
Randall E. Woods	500,000	478,344
Allison Hulme, Ph.D.	415,000	371,421
Peter T. Slover	332,025	322,355

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive an annual performance-based cash bonus, which is designed to provide an appropriate incentive to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary. The amount of the performance-based bonus, if any, an executive earns is based on the achievement of certain corporate and individual performance goals recommended by the Compensation Committee and approved by the Board in the beginning of the year to which the bonus relates. There is no minimum or maximum bonus established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and individual performance. Based on input from Frederic W. Cook, the Compensation Committee changed the annual performance-based bonus program for fiscal year 2017 to permit such performance-based bonuses to be awarded in an amount up to 150% of the target bonus. At the end of the year, the Compensation Committee recommends and our Board approves the extent to which the corporate and individual goals have been achieved, based on achievement of the corporate and individual goals and management’s review and recommendation, except our executives do not make recommendations with respect to their own achievement. The Board may award a bonus in an amount above or below the target bonus, based on factors that the Board determines, with input from the Compensation Committee, are material to our corporate performance and provide appropriate incentives to our executives. Bonuses are not earned or vested until they are awarded and paid. Pursuant to their employment agreements or offer letters, each named executive officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below.

Name	Target Bonus (%)
Randall E. Woods	50
Allison Hulme, Ph.D.	50
Peter T. Slover	40

The corporate and individual goals are determined by the Board based on the recommendation of the Compensation Committee and communicated to the named executive officers shortly following the beginning of each fiscal year. The corporate goals relate to our annual company goals and various business accomplishments which vary from time to time depending on our overall strategic objectives. The individual goals relate to each named executive officer’s specific job responsibilities and often to the executive’s performance towards reaching our corporate goals for the designated year. The proportional emphasis between corporate and individual goals does not necessarily involve a mathematical analysis or pre-established weighting of each goal. The Board may, but need not, establish a specific weighting amongst various corporate goals. The emphasis placed on goals may vary from time to time depending on our overall strategic objectives and the Compensation Committee’s and Board’s subjective determination of which goals have more impact on our performance.

2017 Performance-Based Bonus

For 2017, the corporate goals and relative overall weighting towards total corporate goal achievement were as follows:

•	Complete first administration of topsalysin to all patients in the Company’s Phase 2b localized prostate cancer clinical trial by the end of the 3rd quarter of 2017 (50%);

•	Identify new drug product formulation suitable for commercial production (15%);

•	Gain input from local European regulatory authorities on the design of a Phase 3 clinical trial for the treatment of localized prostate cancer (15%);

•	Raise a minimum of $6 million in debt to conduct CMC activities and other general corporate purposes (10%); and

•	Conduct a commercial assessment for the localized prostate cancer opportunity (10%).

No individual goals were established for our named executive officers for 2017.

In December 2017, the Compensation Committee of our Board reviewed the 2017 corporate goals outlined above in detail, taking into consideration all circumstances, and determined that we achieved 90% of our overall 2017 corporate goals and recommended to the Board and the Board approved 90% achievement due to the following:

●

In December 2017, the Company announced that it had completed enrollment into its Phase 2b localized prostate cancer trial. As the enrollment into this study was completed after the targeted full enrollment timing of the end of the 3rd quarter of 2017, in part, due to factors outside the control of management, including regulatory matters relating to clinical drug supply, the Board only considered this goal 80% completed in 2017.

●

The Company identified an optimized drug product formulations for topsalysin during 2017. The Company continues to evaluate this optimized drug product formulation for potential commercial use. This goal was considered achieved.

●

The Company met with two local European regulatory authorities during 2017 to receive input on the design of a Phase 3 clinical trial for localized prostate cancer program. This advice will be used to prepare for formal scientific advice. This goal was considered achieved.

●

On September 8, 2017, the Company entered into a $10 million Loan and Security Agreement with Silicon Valley Bank. This goal was considered as overachieved given the size of the credit facility relative to the goal.

●	In December 2017, the Company completed a commercial assessment for the localized prostate cancer opportunity and also updated the commercial assessment for BPH. This goal was considered achieved.

The Compensation Committee recommended to the Board and our Board determined that each of our named executive officers had contributed towards our corporate goal achievement and therefore should receive 90% of their target bonus (with Mr. Slover’s target bonus based on 50% of his base salary rather than 40% of his base salary as set forth in his employment agreement). Accordingly, the Board authorized the payment of the 2017 bonuses to our named executive officers in January 2018. Such bonus amounts were $225,000, $186,750 and $149,411 for Mr. Woods, Dr. Hulme and Mr. Slover, respectively.

Retention Bonus Payments

On May 25, 2016, our Board of Directors, based on the recommendation of the Compensation Committee, adopted a retention plan that would enable the Company’s named executive officers to receive cash retention payments equal to 55% of their 2015 target bonus if they remained employees of the Company on the earlier of December 31, 2016 or the closing of a change of control transaction for the Company. All named executive officers remained at the Company through December 31, 2016 and therefore these amounts were paid out in early 2017. Such bonus amounts were $127,713, $99,166 and $86,066 for Mr. Woods, Dr. Hulme and Mr. Slover, respectively.

2016 Performance-Based Bonus

For 2016, the corporate goals and relative overall weighting towards total corporate goal achievement were as follows:

•	Initiate Phase 2b localized prostate cancer trial (35%);

•	Raise a minimum of $20 million in one or more financings to allow for the financing of a Phase 2b Prostate Cancer clinical trial and certain manufacturing CMC activities (35%);

•	Complete Phase 2a localized prostate cancer trial and report results (15%); and

•	Maintain NASDAQ listing and maintain compliance with the provisions of the Company’s loan with Oxford Finance LLC (the “Oxford Loan”) (15%).

No individual goals were established for our named executive officers for 2016.

In December 2016, the Compensation Committee of our Board reviewed the 2016 corporate goals outlined above in detail, taking into consideration all circumstances, and determined that we achieved our 2016 corporate goals. The Compensation Committee recommended to the Board and the Board approved a 130% overall achievement of our 2016 corporate goals as the Company out-performed the minimum financing goal described in the second bullet below as well as due to the following:

●

The Company made significant progress in analyzing the data from the Phase 2a clinical trial for the treatment of localized prostate cancer, identifying target dose range as well as a proposed method to optimize the delivery of topsalysin, and the appropriate dose was identified prior to the initiation of the next Phase 2 trial. In addition, the Board recognized that the Company took the additional step of providing for a potential second dose in the Phase 2b clinical trial for localized prostate cancer. The Board recognized that significant effort was required by the Company to provide the documentation necessary to support the ability to provide this second dose, if necessary. In addition, the Company was on-track to submit regulatory documents in both the United States and the United Kingdom. The Board noted that the Company’s timeline for the initiation of the study was not met but the Board also noted that the inclusion of a potential second dose in the Phase 2b study was a significant addition to the clinical development program of topsalysin and that the delay in the start of the study was reasonable as it allowed for the inclusion of the potential second dose.

●

The Company completed two financings in 2016 which raised net proceeds of approximately $34.4 million against the goal of $20 million. The proceeds from these financings enabled the Company to retire its debt under the Oxford Loan and also allowed the Company to complete its Phase 2b clinical trial in localized prostate cancer as well as complete certain manufacturing activities.

●	The Company completed its Phase 2a clinical trial for the treatment of localized prostate cancer and reported the results from the trial in June 2016.

●	The Company maintained its listing on NASDAQ and maintained compliance with the provisions of the Oxford Loan throughout 2016.

The Compensation Committee recommended to the Board and our Board determined that each of our named executive officers had contributed towards our corporate goal achievement and therefore should receive 130% of their target bonus (with Mr. Slover’s target bonus based on 50% of his base salary rather than 40% of his base salary as set forth in his employment agreement). Accordingly, the Board authorized the payment of the 2016 bonuses to our named executive officers in January 2017. Such bonus amounts were $310,924, $241,424 and $209,530 for Mr. Woods, Dr. Hulme and Mr. Slover, respectively.

Long-Term Incentive Compensation

Our long-term, equity-based incentive awards are designed to align the interests of our named executive officers and our other employees, non-employee directors and consultants with the interests of our shareholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.

We use stock options as the primary incentive vehicle for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We generally provide initial grants in connection with the commencement of employment of our named executive officers and from time to time as our Board, often through recommendation by our Compensation Committee, determines appropriate. We also provide annual retention grants shortly following the end of each year and performance-based grants when necessary to encourage our named executive officers to meet specific performance goals.

As of the date of the filing of this proxy statement, we have only granted stock options pursuant to our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.” All options are granted with an exercise price no less than the fair market value of our common shares on the date of grant of each award.

The Board, often through recommendation by the compensation committee, determines the number of stock options to be awarded to our executive officers and directors. Stock options are awarded to our directors as described below under the section “– Non-Employee Director Compensation.” Stock options are granted to reward individuals for current performance, expected future performance and value to the company. The size of awards made subsequent to the commencement of employment takes into account stock options already held by the individual. Stock options granted to our employees typically vest over a three-year period and may also vest subject to certain performance criteria.

In December 2017, the Board awarded stock option grants to our named executive officers in conjunction with the Board’s review of the 2017 corporate goals. During this review the Board noted that there were a limited number of stock options available for grant under the Company’s stock option plan. Mr. Woods, Dr. Hulme and Mr. Slover were granted stock options covering 107,995 shares, 8,000 shares and 12,786 shares, respectively. In future periods, the need to grant additional stock option grants in the form of annual retention grants will be reviewed by the Compensation Committee or the Board on at least an annual basis.

Perquisites, Health, Welfare and Retirement Benefits

Perquisites

In conjunction with the hiring of Dr. Hulme, we agreed to reimburse Dr. Hulme for regular travel costs from her residence to San Diego and for temporary housing in San Diego for a period of one year from her hire date. This reimbursement was extended for fiscal year 2017. All amounts are grossed up for applicable federal and state taxes. A schedule of reimbursed expenses and the related tax gross-ups for Dr. Hulme is included in the footnotes to our Summary Compensation Table.

Other than what is outlined above, we do not provide perquisites or personal benefits to our named executive officers.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.

We also pay the premiums for term life insurance, accidental death and dismemberment and long-term disability insurance for all of our employees, including our named executive officers.

Retirement Benefits

In 2012, the Board authorized and directed management of the company to implement and maintain the Sophiris Bio Inc. 401(k) Plan, (the “401(k) Plan”), a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code, for the eligible employees of the company, including the current employee named executive officers. Under this 401(k) Plan we provide safe harbor 401(k) matching contributions as discussed in the section below entitled “– Equity Compensation Plans and other Benefit Plans – 401(k) Plan.”

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans, non-qualified defined contribution plans or pension plans sponsored by us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth specified information concerning unexercised stock options and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2017:

	Option Awards(1)
	Grant	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option
Name	Date	(#) Exercisable	(#) Unexercisable		($)(2)	Expiration Date
Randall E. Woods	10/25/2013	430,375	—		4.41	10/24/2018
	02/05/2015	103,408	6,083	(3)	0.4589	02/04/2020
	05/27/2016	54,608	48,859	(3)	0.99	05/26/2021
	12/07/2016	132,667	265,333	(3)	2.74	12/06/2026
	12/06/2017	—	107,995	(3)	1.91	12/05/2027
Allison Hulme, Ph.D.	01/10/2013	16,306	—		10.39	01/09/2018
	10/25/2013	178,641	—		4.41	10/24/2018
	02/05/2015	42,954	2,527	(3)	0.4589	02/04/2020
	05/27/2016	54,608	48,859	(3)	0.99	05/26/2021
	12/07/2016	68,667	137,333	(3)	2.74	12/06/2026
	12/06/2017	—	8,000	(3)	1.91	12/05/2027
Peter T. Slover	01/10/2013	24,153	—		10.39	01/09/2018
	10/25/2013	147,727	—		4.41	10/24/2018
	02/05/2015	34,999	2,059	(3)	0.4589	02/04/2020
	05/27/2016	54,608	48,859	(3)	0.99	05/26/2021
	12/07/2016	51,333	102,667	(3)	2.74	12/06/2026
	12/06/2017	—	12,768	(3)	1.91	12/05/2027

(1)	All of the options were granted under our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”
(2)

Prior to August 16, 2013, the date of our listing on NASDAQ, all stock options were granted with an exercise price denominated in Canadian dollars. Subsequent to August 16, 2013 all stock options were issued with an exercise price denominated in U.S. dollar. The Canadian dollar-denominated exercise price for options granted prior to August 16, 2013 have been converted to U.S. dollars using a U.S. dollar per Canadian dollar exchange rate of 0.7989, which was the year end rate as of December 31, 2017.

(3)

33% of the shares subject to the option vest and become exercisable one year from the date of the grant with the remaining shares subject to option vesting in equal monthly installments over the next two years such that all shares subject to the option will be fully vested on the third anniversary of the grant date.

Employment Agreements with Executive Officers

We entered into an employment agreement with Mr. Woods on August 16, 2012, in connection with his commencement of employment as our Chief Executive Officer and President. Pursuant to the employment agreement, Mr. Woods is entitled to an annual base salary of $425,000, a discretionary performance bonus of 40% of Mr. Woods’ annual base salary. In early 2013, the Board increased Mr. Woods’ target bonus percentage to 50% beginning with Mr. Woods’ 2012 bonus. Additionally, Mr. Woods’ employment agreement provided for a stock option grant and certain severance benefits upon a termination by us without cause and termination without cause or resignation for good reason in connection with a change of control of the company. The employment agreement also provides that Mr. Woods is subject to certain confidentiality and non-competition restrictions during and following the term of his employment with us and is further described in detail in the section below entitled “– Termination and Change of Control Benefits.”

We entered into an employment agreement with Dr. Hulme on March 31, 2011, pursuant to which Dr. Hulme was entitled to an annual salary of $330,000, a discretionary performance bonus of 50% of Dr. Hulme’s annual base salary. Additionally, Dr. Hulme’s employment agreement provided for additional benefits, including the stock option grants received in 2011 and reimbursement for Dr. Hulme’s travel and temporary living costs from her hire date through July 1, 2012 while she is required to work at our offices in San Diego, plus a gross up payment for such expenses. In January 2014, the Board of Directors, based on a recommendation from the Compensation Committee, approved the reimbursement of Dr. Hulme’s travel and living costs, plus a gross up payment for such expenses, for 2013 and 2014 without making any change to her employment agreement or committing to reimbursement of these costs for periods beyond 2014. In February 2015, the Board of Directors, based on a recommendation from the Compensation Committee, approved the reimbursement of Dr. Hulme’s travel and living costs, plus a gross up payment for such expenses for 2015 without making any changes to her employment agreement or committing to reimbursement of these costs for periods beyond 2015. In December 2016, the Board of Directors, based on a recommendation from the Compensation Committee, approved the reimbursement of Dr. Hulme’s travel and living costs, plus a gross up payment for such expenses for 2016 and 2017 without making any changes to her employment agreement or committing to reimbursement of these costs for periods beyond 2017. In December 2017, the Compensation Committee approved an extension of the reimbursement of Dr. Hulme’s travel and living costs, plus a gross up payment for such expenses for 2018 without making any changes to her employment agreement or committing to reimbursement of these costs for periods beyond 2018. Dr. Hulme is subject to certain confidentiality and non-competition restrictions during and following the term of her employment with us.

We entered into an employment agreement with Mr. Slover on March 19, 2012, in connection with his commencement of employment as our Head of Finance and Principal Accounting Officer. Pursuant to the employment agreement, Mr. Slover is entitled to an annual base salary of $235,000, a discretionary performance bonus of 40% of Mr. Slover’s annual base salary. Additionally, Mr. Slover’s employment agreement provided for stock option grants and that Mr. Slover is subject to certain confidentiality and non-competition restrictions during the term of his employment with us.

Compensation Recovery Policies

The Board and the Compensation Committee have not determined whether they would attempt to recover bonuses from our executive officers if the performance objectives that led to the bonus determination were to be restated, or found not to have been met to the extent originally believed by the Compensation Committee. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we will be required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our president and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and will adopt a compensation recovery policy once final regulations on the subject have been adopted.

Equity Compensation Plans and Other Benefit Plans

Stock Option Plan

Our Amended and Restated 2011 Stock Option Plan, (“Plan”), was last approved by our shareholders on June 6, 2012. The purpose of the Plan is to provide a share-related mechanism to attract, retain and motivate qualified executives (including directors), employees and consultants of the company, each referred to herein as a “Participant,” to incent such individuals to contribute toward the long-term goals of the company, and to encourage such individuals to acquire shares of the company as long-term investments. The Plan is administered by a committee which shall, from time to time and in its sole discretion, determine those executives, employees and consultants of the company, if any, to whom options are to be granted. Presently, such committee is comprised of the members of the Compensation Committee, who make recommendations to the Board with respect to grants of options.

Subject to certain adjustments, the number of common shares which will be available for purchase pursuant to options granted under the Plan is 10% of the number of issued and outstanding common shares (on a non-diluted basis) on the particular grant date, (“Outstanding Issue”). If any option expires or otherwise terminates for any reason without having been exercised in full, the number of shares in respect of such expired or terminated option shall again be available for the purposes of granting options pursuant to the Plan. The maximum number of options which may be granted to any one Participant under the Plan within any 12-month period is 5% of the Outstanding Issue.

As of December 31, 2017, a total of 2,930,843 options have been granted and remain outstanding under the Plan (representing approximately 9.73% of the issued and outstanding common shares on a non-diluted basis) and a total of 80,272 options remain available for grant under the Plan (representing approximately 0.27% of the issued and outstanding common shares on a non-diluted basis).

The exercise price at which a Participant may purchase a common share upon the exercise of an option is the Market Value of such shares as of the grant date. The “Market Value” of the shares for a particular grant date is the closing trading price of the shares on the primary organized trading facility, as determined by the committee, on which the shares are listed on the grant date, subject to any adjustments as may be required to secure all necessary regulatory approvals; provided that if the shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary regulatory approvals, such value as is determined by the committee to be the fair value of the shares, taking into consideration all factors that the committee deems appropriate, including, without limitation, recent sale and offer prices of the shares in private transactions negotiated at arms’ length.

The vesting schedule for an option, if any, shall be determined by the committee. Notwithstanding the foregoing, the committee may elect, at any time, to accelerate the vesting schedule of one or more options in the event of certain triggering events set out in the Plan. Additionally, in the event of a change of control of the company, the options outstanding shall become immediately exercisable on such date the change of control has been deemed to have occurred. The Plan generally defines a change in control as the occurrence of either: (1) a person or entity, or a group thereof acting in concert, directly or indirectly acquires beneficial ownership of more than 50% of our then outstanding shares (on a non-diluted basis); or (2) a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the company are not individuals nominated by our then-incumbent Board.

The expiration date of an option granted under the Plan shall be no later than the 10th anniversary of the grant date of such option, except where an option expires during an black-out period in which case it will expire 10 business days after the black-out period is lifted and the company notifies the Participant of the extension of the expiration date. In the event that a Participant holds his or her option as a director or officer of the company and such Participant ceases to hold such position other than by reason of death or disability, the expiration date of the option shall be, unless otherwise expressly provided for in the option certificate, the 90th day following the date the Participant ceases to hold such position unless the Participant ceases to hold such position as a result of: (i) ceasing to meet the qualifications set forth in the corporate legislation applicable to the company; (ii) a special resolution having been passed by the shareholders of the company removing the Participant as a director of the company; or (iii) an order made by any regulatory authority having jurisdiction to so order, in which case the expiration date shall be the date the Participant ceases to hold such position.

In the event that a Participant holds his or her option as an employee or consultant of the company and such Participant ceases to hold such position other than by reason of death or disability, the expiration date of the option shall be, unless otherwise expressly provided for in the option certificate, the 90th day following the date the Participant ceases to hold such position, unless the Participant ceases to hold such position as a result of: (i) termination for cause; or (ii) an order made by any regulatory authority having jurisdiction to so order, in which case the expiration date shall be the date the Participant ceases to hold such position. If the Participant ceases to hold such position as a result of resigning or terminating his or her position, the expiration date shall be the 30th day following the date the Participant ceases to hold such position.

Subject to certain limited circumstances, options granted under the Plan are non-assignable and non-transferable.

Subject to the requisite shareholder and regulatory approvals set forth below, the committee may from time to time amend or revise an existing option or the Plan or the terms and conditions of any option thereafter to be granted provided however that no such amendment or revision may, without the consent of the Participant, (i) materially decrease the rights or benefits accruing to a Participant or (ii) materially increase the obligations of a Participant.

The committee may, subject to receipt of requisite shareholder and regulatory approval, make the following amendments to the Plan:

(i)

any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage which was previously approved by shareholders will not require additional shareholder approval;

(ii)	the addition of any form of financial assistance or any amendment to a financial assistance provision which is more favorable to participants under the Plan;

(iii)	a discontinuance of the Plan; and

(iv)

any other amendments that may lead to significant or unreasonable dilution in our outstanding securities or may provide additional benefits to eligible participants under this Plan, especially insiders of the company, at the expense of the company and our existing shareholders.

The committee may without shareholder approval, subject to receipt of regulatory approval, where required, in its sole discretion make all other amendments to the Plan or any option that are not of the type contemplated above including, without limitation:

(i)	amendments of a “housekeeping” nature including, but not limited to, of a clerical, grammatical or typographical nature;

(ii)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(iii)	a change to the vesting provisions of any option or the Plan;

(iv)	amendments to reflect any requirements of any regulatory authorities to which we are subject, including the NASDAQ;

(v)	a change to the termination provisions of an option which does not result in an extension beyond the original expiration date of such option;

(vi)	amendments to the definition of change of control;

(vii)	the addition of a cashless exercise feature, payable in cash or securities;

(viii)	a change to the class of participants that may participate under the Plan; and

(ix)	amendments to reflect changes to applicable laws or regulations.

Notwithstanding the foregoing, the company shall additionally obtain requisite shareholder approval in respect of amendments to the Plan or any option that are contemplated immediately above to the extent such approval is required by any applicable regulatory rules. Furthermore, if the exercise price of an option held by a Participant who is an insider of the company is reduced or if the term of an option held by a Participant who is an insider of the company is extended, the insider must not exercise the option at the reduced exercise price or with the extended term, as the case may be, until the reduction in exercise price or extension of the term has been approved by the disinterested shareholders of the company.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2017:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(2):	2,930,843	$3.10	80,272
Equity compensation plans not approved by security holders:	None	N/A	N/A
Total	2,930,843	$3.10	80,272

(1)	The Canadian dollar-denominated exercise prices have been converted to U.S. dollars using a U.S. dollar per Canadian dollar exchange rate on the date of grant.
(2)

Represents our common shares issuable pursuant to our stock option plan, the material terms of which are described above under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”

401(k) Plan

All of our full-time employees are eligible to participate in our 401(k) Plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Pursuant to our 401(k) Plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $18,000 in 2017 (additional salary deferrals not to exceed $6,000 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) Plan. We provide a $1.00 match for every dollar our employees elect to defer up to 3% of their eligible compensation and a $0.50 match for every dollar our employees elect to defer in excess of 3% and up to 5% of their eligible compensation. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us, to the extent the amounts are included in gross income, and subject to certain adjustments and exclusions required under the Code. The 401(k) Plan currently does not offer the ability to invest in our securities.

Termination and Change of Control Benefits

Pursuant to our Plan, all outstanding unvested stock options of our named executive officers shall become immediately exercisable on the date of a change of control, as further described in the section above entitled “– Equity Compensation Plans and other Benefit Plans – Stock Option Plan”.

The employment agreement we entered into with Mr. Woods in 2012 provides that upon a termination by us without cause (and other than due to Mr. Woods’ death or disability), Mr. Woods will be entitled to continued base salary for a severance period equal to 12 months and continued payment of health insurance benefits for up to 12 months. The base salary payments may be accelerated and paid in a lump sum if such payments would be subject to Section 409A of the Code. Additionally, in the event that Mr. Woods is terminated by us without cause (and other than due to Mr. Woods’ death or disability) or Mr. Woods resigns for good reason (including Mr. Woods’ resignation due to a relocation of his principle place of employment or material reduction of his base salary) within the one month period preceding or the twelve month period following a change of control (as defined in the Plan), all of Mr. Woods’ unvested stock options and other compensatory stock awards will become immediately vested and exercisable in full. The severance benefits provided under Mr. Woods’ employment agreement require that Mr. Woods agree to a release of claims against the Company.

On September 9, 2014 the Board approved certain change in control severance benefit agreements for its named executive officers. With respect to the Company’s executive officers, severance benefits will become payable in the event that (i) a qualifying change in control event occurs and (ii) a termination without cause or resignation for good reason of the executive officer occurs within the period commencing one month prior to and ending 18 months following the qualifying change in control event. With respect to the Company’s executive officers, the severance benefits consist of (i) a lump sum payment of 18 months base salary and 150% of the annual target bonus (or 150% the amount of the last annual bonus actually paid, if higher) less standard deductions and withholdings, (ii) 18 months of COBRA premium benefits, and (iii) full acceleration of the vesting and exercisability of all then outstanding time-based vesting stock options and other time-based vesting equity awards. Payment of severance benefits is in all cases conditioned upon the executive officer providing a timely and effective release of claims against the Company. These new severance benefits will not duplicate the severance benefits currently available to Mr. Woods under the terms of his employment agreement with the Company entered into on August 16, 2012, such that Mr. Woods will receive benefits under his change in control severance benefit agreement only to the extent those benefits are additional to any severance benefits that become payable to him under the terms of his employment agreement.

For purposes of these agreements, a qualifying change of control event generally includes any of the following events: (i) an acquisition by any person, entity or group of the beneficial ownership of securities of the Company representing more than fifty percent of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction; (ii) a merger, consolidation, plan of arrangement or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the shareholders of the Company immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent of the combined outstanding voting power of the surviving entity or its parent entity; and (iii) a sale or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries.

Non-Employee Director Compensation

Pursuant to our non-employee director compensation program, we compensate our non-employee members of our Board for their services in the form of cash retainers and option grants under our Plan. On March 15, 2017, after consultation with Fredric W. Cook, an outside compensation consulting firm, and based on recommendations from Fredric W. Cook, our Board approved changes to the existing compensation program of our non-employee directors effective April 1, 2017. The table below outlines the cash payments in place for our non-employee directors during 2017:

Cash Payments	January 1, 2017 – March 31, 2017	April 1, 2017 – December 31, 2017
Annual retainer	$35,000	$40,000
Chairman of the Board annual retainer	$35,000	$40,000
Audit Committee Chairman retainer	$15,000	$20,000
Audit Committee member retainer	$7,500	$10,000
Compensation Committee Chairman retainer	$10,000	$12,000
Compensation Committee member retainer	$5,000	$6,000
Corporate Governance and Nomination Committee Chairman retainer	$7,000	$8,000
Corporate Governance and Nomination Committee member retainer	$3,500	$4,000

Any quarterly payment made to a non-employee director who has served less than 3 months at the time of each payment will be reduced pro-rata for the time that the individual did not serve in their respective capacity.

Equity Compensation

Pursuant to our non-employee director compensation program, we grant each non-employee director, upon their appointment to the Board, an initial equity award to purchase 16,500 shares of the Company’s common stock, which shares shall vest at the rate of 1/36th per month subject to the individual’s continued service. On March 15, 2017, after consultation with Fredric W. Cook, an outside compensation consulting firm, and based on recommendations from Fredric W. Cook, our Board increased the annual option grant to 40,000 shares effective April 1, 2017.

On the date of each annual meeting of our shareholders, each continuing non-employee director will be granted an annual option to purchase 8,250 shares of the Company’s common stock, which shares shall vest at the rate of 1/12th per month, at the end of each month following the date of grant, subject to the individual’s continued service. On March 15, 2017, after consultation with Fredric W. Cook, an outside compensation consulting firm, and based on recommendations from Fredric W. Cook, our Board increased the annual option grant to 20,000 shares effective April 1, 2017. The size of an annual grant made to a non-employee director who has served less than 12 months at the time of the annual meeting will be reduced pro-rata for the time that the individual did not serve as a non-employee director.

Stock options granted to our non-employee directors are granted under and subject to the terms of our Plan, as further described in the section above entitled “– Equity Compensation Plans and other Benefit Plans – Stock Option Plan.”

Director Compensation

The following table discloses all compensation provided to the non-employee directors for the most recently completed fiscal year ending December 31, 2017:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Lars Ekman, M.D., Ph.D.	90,750	42,022	132,772
John (Jack) Geltosky, Ph.D.	59,625	42,022	101,647
Jim Heppell	78,342	42,022	120,364
Gerald T. Proehl	67,125	42,022	109,147

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2017 computed in accordance with ASC 718 and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year-ended December 31, 2017.

All outstanding option-based awards for the non-employee directors of the company as of December 31, 2017 are set out in the following table:

	Option Awards(1)
		Number of Securities Underlying Unexercised Options			Option Exercise	Option
Name	Grant Date	(#) Exercisable	(#) Unexercisable		Price ($)	Expiration Date
Lars Ekman, M.D., Ph.D.	10/25/2013	16,500	—		4.41	10/24/2018
	06/17/2014	8,250	—		2.35	06/16/2019
	05/27/2015	8,250	—		1.08	05/26/2020
	05/27/2016	8,250	—		0.99	05/26/2021
	05/30/2017	11,667	8,333	(2)	2.44	05/29/2027
John (Jack) Geltosky, Ph.D.	10/25/2013	16,500	—		4.41	10/24/2018
	06/17/2014	8,250	—		2.35	06/16/2019
	05/27/2015	8,250	—		1.08	05/26/2020
	05/27/2016	8,250	—		0.99	05/26/2021
	05/30/2017	11,667	8,333	(2)	2.44	05/29/2027
Jim Heppell	10/25/2013	16,500	—		4.41	10/24/2018
	06/17/2014	8,250	—		2.35	06/16/2019
	05/27/2015	8,250	—		1.08	05/26/2020
	05/27/2016	8,250	—		0.99	05/26/2021
	05/30/2017	11,667	8,333	(2)	2.44	05/29/2027
Gerald T. Proehl	03/24/2014	16,500	—		3.53	03/23/2019
	06/17/2014	1,627	—		2.35	06/16/2019
	05/27/2015	8,250	—		1.08	05/26/2020
	05/27/2016	8,250	—		0.99	05/26/2021
	05/30/2017	11,667	8,333	(2)	2.44	05/29/2027

(1)	All of the options were granted under our stock option plan, the terms of which are described below under “– Equity Compensation Plans and Other Benefit Plans – Stock Option Plan.”
(2)	1/12th of the shares subject to this option shall vest and become exercisable monthly over a one year period.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital as of March 1, 2018 by: (1) each of our directors; (2) each of our named executive officers; and (3) all of our directors and named executive officers as a group. As of March 1, 2018, the Company was not aware of any person, or group of affiliated persons to beneficially own more than 5% of our common shares.

The address for each person or entity listed in the table is c/o Sophiris Bio Inc., 1258 Prospect Street, La Jolla, California 92037.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Directors and named executive officers
Randall E. Woods(1)	800,359	2.6%
Allison Hulme, Ph.D.(2)	381,782	1.3%
Peter T. Slover(3)	324,013	1.1%
Lars Ekman, M.D., Ph.D.(4)	59,583	*
John Geltosky, Ph.D.(5)	59,583	*
Jim Heppell(6)	73,653	*
Gerald T. Proehl(7)	62,960	*
All current executive officers and directors as a group (seven persons)(8)	1,761,933	5.5%

*	Represents beneficial ownership of less than 1% of our outstanding common shares.
(1)	Includes 17,500 shares and 782,859 shares subject to options exercisable within 60 days of March 1, 2018.
(2)	Includes 381,782 shares subject to options exercisable within 60 days of March 1, 2018.
(3)	Includes 4,680 shares and 319,333 shares subject to options exercisable within 60 days of March 1, 2018.
(4)	Includes 59,583 shares subject to options exercisable within 60 days of March 1, 2018.
(5)	Includes 59,583 shares subject to options exercisable within 60 days of March 1, 2018.
(6)	Includes 14,070 shares and 59,583 shares subject to options exercisable within 60 days of March 1, 2018.
(7)	Includes 10,000 shares and 52,960 shares subject to options exercisable within 60 days of March 1, 2018.
(8)	Includes the shares and shares subject to options exercisable within 60 days of March 1, 2018 referred to in footnotes (1), (2), (3), (4), (5), (6) and (7).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2017, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely filed under Section 16(a) during fiscal year 2017, except for one initial statement of ownership and one statement of change in beneficial ownership which were filed late by Mr. Heppell, a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common shares, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common shares, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances of the proposed transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Requirements under the BCBCA and the Company’s Articles

To the best of our knowledge, there are no existing or potential conflicts of interest between the company and any of our directors or officers as a result of such individual’s outside business interests at the date hereof. However, certain of our directors and officers are, or may become, directors or officers of other companies with businesses which may conflict with our business. Accordingly, conflicts of interest may arise which could influence these individuals in evaluating possible transactions or in generally acting on behalf of the company. Pursuant to the BCBCA, directors are required to act honestly and in good faith with a view to the best interests of the company. As required under the BCBCA and our articles:

•

A director or executive officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or executive officer of the company, must promptly disclose the nature and extent of that conflict.

•

A director who holds a disclosable interest (as that term is used in the BCBCA) in a contract or transaction into which we have entered or proposes to enter may generally not vote on any directors’ resolution to approve the contract or transaction.

Generally, as a matter of practice, directors or executive officers who have disclosed a material interest in any transaction or agreement that our Board is considering will not take part in any Board discussion respecting that contract or transaction. If such directors were to participate in the discussions, they would abstain from voting on any matters relating to matters in which they have disclosed a material interest. In appropriate cases, we will establish a special committee of independent directors to review a matter in which directors, or management, may have a conflict.

Requirements under Applicable Canadian Securities Laws

We are subject to Multilateral Instrument 61 – 101 – Protection of Minority Security Holders in Special Transactions, (“MI 61-101”), which imposes minority shareholder approval, valuation and disclosure requirements on entities involved in certain transactions with related parties. A related party includes a person that, at the relevant time and after reasonable inquiry, is known by the company or a director or officer of the company to be a control person of the company. It also includes a person that has beneficial ownership of or control or direction over, directly or indirectly, securities of the company carrying more than 10% of the voting rights attached to all the outstanding voting securities of the company and an affiliate of the related party.

A related party transaction means a transaction between the company and a person that is a related party of the company at the time the transaction is agreed to, whether or not there are also other parties to the transaction, as a consequence of which, either through the transaction itself or together with connected transactions, among other things, the company directly or indirectly (a) acquires an asset from the related party for valuable consideration or disposes of any asset to the related party, (b) acquires or disposes of, as a joint actor with the related party, an asset from a third party if the proportion of the asset acquired or consideration received by the company is less than the proportion of the consideration paid or asset disposed of by the company, (d) acquires the related party, or combines with the related party, through an amalgamation, arrangement or otherwise, whether alone or with joint actors, (e) issues a security to the related party or subscribes for a security of the related party, (f) assumes or otherwise becomes subject to a liability of the related party or forgives a debt owed by the related party, (g) borrows money from or lends money to the related party.

Unless a specific exemption is available under MI 61-101, a reporting company involved in a related party transaction is required to obtain minority approval of the related party transaction in accordance with the requirements of MI 61-101. Minority approval means, for a related party transaction of a company, approval of the proposed transaction by a majority of the votes cast by holders of affected securities at a meeting of security holders called to consider the transaction, excluding the votes owned or controlled by the company and the related party and certain other interested parties. Where multiple classes of affected securities may have differing interests, minority approval will be required of each class at separate meetings of each such class. There are specific rules in MI 61-101 regarding obtaining minority approval, including the determination of the votes to be excluded from the minority approval and the disclosure required to be included in the information circular sent to security holders.

Unless a specific exemption is available under MI 61-101, a reporting company involved in a related party transaction is required to obtain a formal valuation for certain related party transactions, including any business combination transaction where a related party would directly or indirectly acquire the company or the its business or combine or amalgamate with the company, or for any transaction noted above in paragraphs (a) to (e).

A company will be required to include certain detailed disclosure regarding related party transactions in a material change report that is required to be filed under applicable Canadian securities laws for the related party transaction and in any information circular or proxy statement that is sent to security holders in connection with obtaining minority approval.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors in addition to the indemnification provided for under the BCBCA and in our articles. These agreements, among other things, require us to indemnify our directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of his or her services as one of our directors or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors.

The limitation of liability and the indemnification provisions in these indemnification agreements and in our articles and under the BCBCA may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indebtedness of Directors and Executive Officers

No current or former executive officer, director or employee of the Company or any of its subsidiaries, or any proposed nominee for election as a director of the Company, or any associate or affiliate of any such executive officer, director, employee or proposed nominee, is or has been indebted to the Company or any of its subsidiaries, or to any other entity that was provided a guarantee, support agreement, letter of credit or other similar arrangement by the Company or any of its subsidiaries in connection with the indebtedness, at any time since the beginning of the most recently completed financial year of the Company.

Management Contracts

Other than as set forth in this Proxy Statement, management functions of the Company or any subsidiary of the Company are not, to any substantial degree, performed by a person other than the directors or executive officers of the Company or its subsidiaries.

Interest of Informed Persons in Material Contracts

Other than as set forth in this Proxy Statement, no director, no proposed nominee for election as a director of the Company, no officer and no greater than 10% shareholder of the Company has had any material interest, direct or indirect, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction that, in either case, has materially affected or will materially affect the Company or any of its subsidiaries and that is required to be disclosed under National Instrument 51-102 – Continuous Disclosure Obligations.

Interest of Certain Persons or Companies in Matters to be Acted Upon

Other than as set forth in this Proxy Statement, no director or executive officer of the Company at any time since the beginning of the Company’s most recently completed financial year, no proposed nominee for election as a director of the Company and no associate or affiliate of any of such persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting, except for any interest arising from the ownership of shares of the Company where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of the Company.

ADDITIONAL INFORMATION

Financial information is provided in the Company’s comparative financial statements and Management’s Discussion and Analysis (“MD&A”) for its most recently completed financial year, which are available on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com, along with additional information relating to the Company. To request copies of the Company’s financial statements and MD&A, please contact the Company at 1258 Prospect Street, La Jolla, California, 92037.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual Meeting materials to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Sophiris shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Sophiris Bio Inc. Direct your written request to Sophiris Bio Inc. Attn: Corporate Secretary, 1258 Prospect Street, La Jolla, CA 92037. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Randall E. Woods

Randall E. Woods

Chief Executive Officer and President

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2017 is available without charge upon written request. Direct your written request to Sophiris Bio Inc. Attn: Corporate Secretary, 1258 Prospect Street, La Jolla, CA 92037.

APPENDIX “A”

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

1.	Board of Directors

(a)	Independence

The Board of Directors considers that four of the six current directors, i.e. a majority, are independent according to the definition of “independence” set out in National Instruments 52-110, Audit Committees (“NI-52-110”). The four directors considered independent are Drs. Ekman and Geltosky and Messrs. Heppell and Proehl.

Mr. Woods is our Chief Executive Officer and President and Dr. Hulme is our Chief Operating Office and Head of Research and Development and are therefore considered not to be independent.

As described above, the Board of Directors considers that a majority of the directors are independent according to the definition of “independence” set out in NI 52-110. In order to facilitate the exercise of independent judgement in carrying out its responsibilities, the independent directors of the Company meet without management and the non-independent members of the Board as described below.

(b)	Other Directorships

The following directors of the Company are also directors of the following other reporting issuers:

Name of Director of the Company	Names of Other Reporting Issuers
Dr. Lars Ekman	Prothena Biosciences Limited. Amarin Corp plc Ultragenyx Pharmaceutical Inc. Spark Therapeutics, Inc.
Dr. John (Jack) Geltosky	n/a
Jim Heppell	Emerald Health Therapeutics
Dr. Allison Hulme	n/a
Gerald T. Proehl	Tenax Therapeutics, Inc. Ritter Pharmaceuticals, Inc.
Randall E. Woods	Arena Pharmaceuticals, Inc.

(c)	Meetings of Independent Directors

Meetings of independent directors are not regularly scheduled but communication among this group occurs on an ongoing basis as needs arise from regularly scheduled meetings of the Board. The number of these informal meetings has not been recorded, but it would not be less than four in the fiscal year that commenced on January 1, 2017. The Board believes that adequate structures and processes are in place to facilitate the functioning of the Board with a level of independence of the Company’s management.

(d)	Chair

Dr. Ekman was Chairman of the Board throughout 2017. The independent directors often hold in camera sessions at the end of regular Board meetings without management present.

(e)	Attendance

The following tables set out the number of meetings held by the Board and Committees of the Board for the period commencing January 1, 2017 and expiring December 31, 2017.

Summary of Board and Committee Meetings Held:

Board of Directors	6
Audit Committee	4
Compensation Committee	1
Corporate Governance and Nomination Committee	1

Summary of Attendance of Directors at Meetings:

Directors	Board Meetings	Audit Committee Meetings	Compensation Committee Meetings	Corporate Governance and Nomination Committee Meetings
Dr. Lars Ekman	6 of 6	2 of 4	n/a	0 of 1
Dr. John (Jack) Geltosky	6 of 6	4 of 4	1 of 1	n/a
Jim Heppell	6 of 6	n/a	1 of 1	1 of 1
Dr. Allison Hulme	6 of 6	n/a	n/a	n/a
Gerald T. Proehl	6 of 6	4 of 4	1 of 1	1 of 1
Randall E. Woods	6 of 6	n/a	n/a	n/a

2.	Board Mandate

The Board Mandate sets out the Board’s purpose, organization, duties and responsibilities. A copy of the Board Mandate is attached as Appendix “B” to this Proxy Statement.

3.	Position Descriptions

While the Company does not have a written job description for the Chairman of the Board of Directors or the Chair of the Board’s committees, their responsibilities are outlined in the Board Mandate or applicable committee charter. Accordingly, each Chair is charged with the responsibility of ensuring that the Board or committee being chaired conduct their affairs in accordance with the applicable mandate or charter.

The Board has not developed a specific position description for the CEO, Mr. Woods. Generally, the CEO, who is appointed by and directly accountable to the Board, is responsible for management of the day-to-day operations of the Company’s business and has primary accountability for our reviewing and implementing strategies, budgeting and monitoring performance against budget and identifying opportunities and risks. Mr. Woods works closely with both management of the Company, including the Chairman, Dr. Ekman, and the Board of Directors in 2017 to determine the corporate goals and priorities of the Company and will continue to liaise with both groups on an ongoing basis in 2018. The independent directors meet regularly without management, including Mr. Woods, to discuss progress towards such corporate goals and priorities and to assess the performance of management, including Mr. Woods.

4.	Orientation and Continuing Education

In accordance with the Board Mandate, the Board of Directors provides an orientation and education program for new recruits to the Board as well as continuing education on topics relevant to all directors. When a new director is added, he or she will have the opportunity to become familiar with the Company by meeting with the other directors and with officers and employees of the Company. As each director has a different skill set and professional background, orientation and training activities will be tailored to the particular needs and experience of each director.

5.	Ethical Business Conduct

(a)	Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) which is available on the Company’s website at http://investor.sophirisbio.com/node/5836. The Ethics Code summarizes the legal, ethical and regulatory standards that the Company must follow and is a reminder to the directors, officers and employees of the seriousness of that commitment. Compliance with the Ethics Code and high standards of business conduct is mandatory for every director, officer and employee of the Company.

The Board of Directors and Audit Committee oversee compliance with the Ethics Code. The Ethics Code is included in the orientation of new employees and provided to existing directors, officers and employees on an on-going basis. Directors, officers and employees must promptly report, in person or in writing, any known or suspected violations of laws, governmental regulations or the Ethics Code to the Board of Directors. In accordance with the Company’s Whistleblower policy, such reporting is anonymous.

(b)	Independent Judgement

The Company is established under and is therefore governed by the provisions of the BCBCA. Pursuant to the BCBCA (and as confirmed in the Ethics Code), a director or officer of the Company must disclose to the Company in writing or by requesting that it be entered in the minutes of meetings of the Board, the nature and extent of any interest that he or she has in material contract or material transaction, whether made or proposed, with the Company, if the director or officer: (a) is a party to the contract or transaction; (b) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or (c) has a material interest in a party to the contract or transaction. The interested director cannot vote on any resolution to approve the contract or transaction.

(c)	Ethical Business Conduct

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Corporate Governance and Nomination Committee monitors the effectiveness of the Company’s corporate governance practices, including whether they are successful in preventing illegal or improper conduct. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

6.	Nomination of Directors

The Corporate Governance and Nomination Committee is responsible for identifying and recommending new candidates, having regard to the appropriate size of the Board of Directors and the necessary competencies and skills of the Board of Directors as a whole and of each director individually. New nominees should have a track record in general business management, special expertise in an area of strategic interest to the Company, and the ability to devote the time required.

The Corporate Governance and Nomination Committee is currently comprised of three members, Mr. Heppell (Chair), Drs. Ekman and Geltosky. All members of the Corporate Governance and Nomination Committee are considered independent directors.

In addition to the nomination functions above, the Corporate Governance and Nomination Committee assists the Board of Directors in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the shareholders of the Company. Without limiting the foregoing, the Corporate Governance and Nomination Committee advises the Board of Directors with respect to board organization and function; succession planning for the executive officers of the Company; the Company’s corporate governance policy, its operation and any modifications to such policy; and other matters relating to corporate governance and the rights and interests of the Company’s shareholders.

7.	Compensation

The Compensation Committee is charged with the responsibility of reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and to determine and approve the CEO’s compensation level. The Compensation Committee determines the cash and non-cash compensation of the Company’s executive officers and also makes recommendations to the Board of Directors with respect to compensation for non-employee directors. The foregoing includes a review of the relationship of executive compensation to corporate performance and relative shareholder return, and, additionally in the case of the CEO, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the Company’s CEO in past years, except to the extent already addressed in any existing officer contracts or as may be required to comply with applicable tax laws.

The Compensation Committee is currently comprised of three members, Dr. John (Jack) Geltosky (Chair), Messrs. Heppell and Proehl. All members of the Compensation Committee are considered independent directors.

The Board considers that the members of the Compensation Committee are all qualified to act as members of such committee due to their previous experience as senior executives and directors of public and/or private companies and their education. We believe that the following factors ensure that an objective process for determining compensation is in place: all of the members of the Compensation Committee are considered to be independent, the CEO assists with the determine of compensation for all employees but the CEO is not involved in the determination of his own compensation, and all compensation decisions are reviewed and approved by the entire Board of Directors.

The Compensation Committee will also: (i) review and approve all employment agreements, separation and severance agreements, and other compensatory contracts, arrangement, perquisites and payments for senior officers to ensure such agreements are consistent with the Company’s general compensation goals; (ii) grant incentive stock options to the Company’s employees, officers, consultants and directors, under the Company’s stock option plan, make recommendations to the Board of Directors with respect to amendments to the stock option plan and the implementation of any other equity based compensation plan; and (iii) periodically review and make recommendations to the Board of Directors concerning the Company’s incentive-compensation and equity-based plans.

Additionally, as required by securities regulations, the Compensation Committee produces annually a Compensation Committee report on executive officer compensation.

8.	Other Board Committees

The Company does not have any other standing committees at this point in time.

9.	Assessments

The Corporate Governance and Nomination Committee will review at least annually the effectiveness of the Board of Directors, all Board committees, and management, and to recommendations for improvements and to develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees. The Corporate Governance and Nomination Committee oversees the annual self-evaluation and may make recommendations to the Board for any improvements that the Corporate Governance and Nomination Committee may deem appropriate in its sole discretion.

10.	Director Term Limits

Directors can be re-elected to the Board annually. The Board has not adopted a term limit for directors or established a retirement age for directors. The Company believes that the imposition of director term limits implicitly discounts the value of experience and continuity on the Board and runs the risk of excluding effective Board members who have longstanding knowledge of the Company and its operations as a result of an arbitrary determination. The Board believes that it can achieve the right balance between continuity and encouraging turnover and independence without mandated term limits and relies on its annual director assessment procedures in this regard.

11.	Policies Regarding the Representation of Women on the Board and Executive Officer Positions

The company supports diversity at all levels of the organization, including the Board. While the Corporate Governance and Nomination Committee considers diversity when considering new candidates for director and executive positions, the Board has not adopted a written policy relating to the identification and nomination of women directors or executive officers or set specific minimum targets for Board or executive officer composition at this time. The Board believes that each potential nominee should be evaluated based on his or her individual merits and experience, taking into account the needs of the company and the current composition of the Board and management team, including the current level of representation of women in such positions.

Currently, one of the Company’s six directors (16.6%) and one of the Company’s three executive officers (33.3%) are female.

APPENDIX “B”

BOARD MANDATE

1.	Role and Responsibilities

The Board is responsible for the stewardship of the Company. This requires the Board to oversee the conduct of the business and supervise management, which is responsible for the day-to-day conduct of the business.

The Board, as a whole, oversees the development and application of policies regarding corporate governance and is responsible for:

(a)

the adoption of a strategic planning process and the approval and review, at least annually, of the Company’s strategic business plan proposed by management, including a statement of the vision, mission and values, and to adopt such a plan with such changes as the Board deems appropriate.

(b)	the identification of the principal risks of the Company’s business and overseeing the implementation of appropriate systems to manage these risks.

(c)	succession planning, including appointing, training and monitoring senior management and, in particular, the CEO.

(d)	overseeing the integrity of the CEO and other Officers and that the CEO and the other Officers create a culture of integrity throughout the Company.

(e)	overseeing the development and application of the Company’s internal control and management information systems.

The Board and each individual director is responsible for acting in accordance with the obligations imposed by the Business Corporations Act (British Columbia). In exercising their powers and discharging their duties, each director shall:

(a)	act honestly and in good faith with a view to the best interests of the Company;

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

(c)	exercise independent judgement regardless of the existence of relationships or interests which could interfere with the exercise of independent judgement;

(d)

(1)    disclose to the Company, in writing or by having it entered in the minutes of meetings of directors, the nature and extent of any interest that the director has in a material contract or material transaction, whether made or proposed, with the Company if the director is a party to the contract or transaction, is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction, or, has a material interest in a party to the contract or transaction; and

(2)    such director shall refrain from voting on any resolution to approve such contract or transaction unless it relates to the directors’ remuneration in that capacity, is for the directors’ indemnity or insurance or is a contract or transaction with an affiliate; and

(e)	Demonstrate a willingness to listen as well as to communicate their opinions, openly and in a respectful manner.

The Board has the authority to appoint a Chairman or to establish committees and appoint directors to act as Chairman or to be members of these committees. The Board may not delegate to such Chairman or committees the power to:

(a)	submit to the shareholders any question or matter requiring the approval of the shareholders;

(b)	fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)	issue securities, except as authorized by the directors;

(d)	issue shares of a series, except as authorized by the directors;

(e)	declare dividends;

(f)	purchase, redeem or otherwise acquire shares issued by the Company;

(g)

pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Company from the Company or from any other person, or procuring or agreeing to procure purchasers for any such shares;

(h)	approve a management proxy circular, take-over bid circular or directors’ circular;

(i)	approve financial statements to be put before an annual meeting of shareholders; and

(j)	adopt, amend or repeal bylaws.

The matters to be delegated to committees of the Board and the constitution of such committees are to be assessed annually or more frequently, as circumstances require. From time to time the Board may create an ad hoc committee to examine specific issues on behalf of the Board. The following are the current committees of the Board:

(a)

the Audit Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules. The role of the Audit Committee is to provide oversight of the Company’s financial management and of the design and implementation of an effective system of internal financial controls as well as to review and report to the Board on the integrity of the financial statements of the Company, its subsidiaries and associated companies.

(b)

the Corporate Governance and Nomination Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules.

(c)

the Compensation Committee, consisting of not less than three directors, each of whom must be an “unrelated” or “independent” director under applicable securities laws and applicable stock exchange rules.

2.	Composition

At least annually, the Board or an appropriate committee of the Board shall review the size of the Board to ensure that the size facilitates effective decision-making.

The Board shall be composed of a majority of directors who qualify as “unrelated” or “independent” directors under applicable securities laws and applicable stock exchange rules. The determination of whether an individual director is unrelated or independent is the responsibility of the Board.

If at any time the Company has a significant shareholder, meaning a shareholder with the ability to exercise a majority of the votes for the election of the Board, the Board will include a number of directors who do not have interests in or relationships with either the Company or the significant shareholder and who fairly reflects the investment in the Company by shareholders other than the significant shareholder.

The Board should, as a whole, have the following competencies and skills:

(a)	knowledge of the biotechnology and pharmaceutical industry, including knowledge of current corporate governance guidelines;

(b)	scientific knowledge sufficient to understand the challenges and risks associated with the development of the Company’s product candidates;

(c)	financial and accounting expertise.

3.	Procedures to ensure effective operation

The Board recognizes the importance of having procedures in place to ensure the effective and independent operation of the Board. As the Chairman of the Board is not a member of management, the Chairman shall be responsible for overseeing that the Board discharges its responsibilities.

The Board has complete access to the Company’s management. The Board shall require timely and accurate reporting from management and shall regularly review the quality of management’s reports.

An individual director may engage an external adviser at the expense of the Company in appropriate circumstances. Such engagement is subject to the approval of the Corporate Governance and Nomination Committee.

The Board shall provide an orientation and education program for new recruits to the Board as well as continuing education on topics relevant to all directors.

The Board shall institute procedures for receiving shareholder feedback.

The Board requires management to run the day-to-day operations of the Company, including internal controls and disclosure controls and procedures.

The non-management directors shall meet at least twice yearly without any member of management being present.

The Board sets appropriate limits on management’s authority. Accordingly, the following decisions require the approval of the Board:

(a)	the approval of the annual and quarterly (unless delegated to the Audit Committee) financial statements;

(b)	the approval of the annual budget;

(c)	any equity or debt financing, other than debt incurred in the ordinary course of business such as trade payables;

(d)	entering into any license, strategic alliance, partnership or other agreement outside the ordinary course of business;

(e)	the acquisition and assignment of material assets (including intellectual property and fixed assets) outside of the ordinary course of business;

(f)	the commencement or termination of any human clinical trial;

(g)	the creation of subsidiaries;

(h)	the creation of new Company bank accounts;

(i)	payment of dividends;

(j)	proxy solicitation material;

(k)	projected issuances of securities from treasury by the Company as well as any projected redemption of such securities;

(l)	any material change to the business of the Company;

(m)	the appointment of members on any committee of the Board;

(n)	capital expenditures in excess of CAD$50,000 outside of the annual budget;

(o)	entering into any professional engagements where the fee is likely to exceed CAD$50,000 outside of the annual budget;

(p)	entering into any arrangements with banks or other financial institutions relative to borrowing (either on a term or revolving basis) of amounts in excess of CAD$100,000 outside the annual budget;

(q)	entering into any guarantee or other arrangement such that the Company is contingently bound financially or otherwise in excess of CAD$50,000 other than product guarantees outside the annual budget;

(r)	the appointment or discharge of any senior officer of the Company;

(s)	entering into employment contracts with any senior officers; and

(t)	initiating or defending any law suits or other legal actions.

The Board, together with the CEO and with the assistance of the Corporate Governance and Nomination Committee, shall develop position descriptions for the CEO. The Board, together with the CEO, shall also approve or develop the corporate objectives that the CEO is responsible for meeting and the Board shall assess the CEO against these objectives.

VOTE BY INTERNET - www.proxyvote.com
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VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E45160-P04422

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOPHIRIS BIO INC.

The Board of Directors recommends you vote FOR the following proposals:

1. **Election of Directors**

Nominees:	**For**	**Withhold**
1a. Lars Ekman, M.D., Ph.D.	☐	☐
1b. John (Jack) Geltosky, Ph.D.	☐	☐
1c. Jim Heppell	☐	☐
1d. Allison Hulme, Ph.D.	☐	☐
1e. Gerald T. Proehl	☐	☐
1f. Randall E. Woods	☐	☐

NOTE: In their best judgment, the proxies are authorized to vote upon such other business as may properly come before the Annual General Meeting. **This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, but the proxy is signed, this proxy will be voted FOR all nominees in Proposal 1 and FOR Proposal 2.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

E45161-P04422

I/We being holder(s) of Sophiris Bio Inc. hereby appoint: Dr. Lars Ekman, or failing him, Randall E. Woods, or failing him, Peter T. Slover, or **Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting,** ____________________ as my/our proxyholder with full power of substitution and to attend, act and to vote for and on my/our behalf in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of Shareholders of Sophiris Bio Inc. to be held at Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121 on June 27, 2018 at 11:00 AM (Pacific Time) and at any adjournment or postponement thereof.

Form of Proxy - Annual General Meeting to be held on June 27, 2018

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, other than the persons designated in this form of proxy, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date which is 7 days after it was mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter and the management designees are appointed as proxy holders, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted or withheld from voting in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.